THIS LEASE is made this 1st day of April, 1995 by and between TULTEX CORPORATION, hereinafter called Landlord, and Box & Company, Inc. hereinafter called Tenant.

                               W I T N E S S E T H

         That for and in consideration of the mutual promises and undertakings hereinafter set forth, the Landlord does hereby lease and demise unto Tenant the premises hereinafter described upon the terms and conditions set forth in this lease:

1.       The Demised Premises

         1.1 The demised premises consist of a building, commonly known as the BURCH-HODGES-STONE BUILDING, located at 26 Broad Street, Martinsville, Virginia containing approximately 3,840 square feet. Also included in the lease are ten (10) designated parking spaces and permission for unlimited use of undesignated parking spaces.

2.       Term

         2.1 The term of this lease shall be for a period of two (2) years, commencing on April 1, 1995 and continuing through March 31, 1997. At the option of the Tenant, the lease may be renewed for two (2) additional periods of one (1) year each beginning April 1, 1997 through March 31, 1998, and April 1, 1998 through March 31, 1999, at ten percent (10%) increase in rent for each renewal year. The Tenant will also, if requested, be given an additional five
(5) parking spaces when options are exercised.

3.       Base Rental

         3.1 Tenant shall pay the Landlord the base rental for the demised premises and the parking spaces, the amount of FORTY ONE THOUSAND FIVE HUNDRED AND TWENTY DOLLARS ($41,520.00), payable in advance in twenty-four (24) equal consecutive monthly


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installments of SEVENTEEN HUNDRED AND THIRTY DOLLARS ($1,730.00) each due and payable on the first of each month commencing April 1, 1995, and continuing through March 31, 1997.

4.       Responsibilities of Tenants

         4.1 Tenant shall be responsible for all ordinary and routine repairs applicable to the demised premises and the ten (10) parking spaces leased, excluding specifically the heating, electrical and plumbing facilities and any other repairs to the external portion of the building which are specifically applicable to the demised premises.

5.       Utilities

         5.1 At the commencement of this Lease, Tenant shall transfer all utilities into its name and shall be responsible for the payment of all utilities during the term of this Lease and in the renewal thereof.

         5.2 For purposes of this document, utilities shall include specifically, electricity, water, sewer service, garbage and trash services and any heating whether electricity or gas or oil.

6.       Insurance

         6.1 Tenant shall procure and keep in effect during the Term a policy or policies of comprehensive liability insurance, including public liability and property damage, with a minimum combined single limit of liability of $1,000,000.00, but excepting from the policy coverage injuries or damage to person or property resulting from the negligence of Landlord or from Landlord's breach of any of Landlord's covenants in this Lease. The policy or policies shall (i) name Landlord as an additional insured; and (ii) provide that the insurance shall not be canceled nor shall there be any change in the scope or amount of coverage of the policy unless ten (10) days' prior written notice shall have been given to Landlord. The policy or policies, or certificates


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thereof, shall be delivered to Landlord and Tenant upon the commencement of the term of this Lease and upon each renewal of the insurance.

         6.2 Landlord shall procure and keep in effect during the Term a policy or policies of comprehensive liability insurance, including public liability and property damage, with a minimum single limit of liability of $1,000,000.00 for personal injuries or deaths of persons occurring in or about the Building.

7.       Repairs

         7.1 If, during the Term, the Building or any portion thereof is damaged by fire, or other casualty or peril, Landlord shall, upon the receipt of the insurance proceeds, repair or rebuild the Building with all due diligence to a condition at least equal to that existing immediately prior to the damage.

         7.2 If, during the Term, the Building or any portion thereof becomes damaged to the point that, in the Landlord's opinion, the Premises have become untenantable for continued occupancy for a period of sixty (60) days or more, then Tenant shall have the option to terminate this Lease upon thirty (30) days' notice to Landlord.

8.       Default-Bankruptcy-Termination

         8.1 The Landlord may terminate this Lease by written or telegraph notice: (1) If the Tenant shall become insolvent or make a general assignment for the benefit of creditors; or (2) if a petition under any bankruptcy act or similar statute is filed by or against Tenant; or (3) if, at any time, the Tenant shall default in the payment of his rent or shall fail to provide the notification of insurance as outlined in this document.

9.       Workers' Compensation Insurance


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         9.1      Tenant shall maintain Workers Compensation Insurance in
accordance with the laws of the State of Virginia.

         9.2 Tenant shall be responsible for its employees under the applicable Workmen's Compensation laws and for those employees' use of the demised parking spaces including any activity with regard to those spaces by said employee.

10.      Hold Harmless

         10.1 Tenant shall indemnify and hold Landlord harmless from and against all suits, actions, demands or expenses of any kind resulting from any claims by Tenant's employees, visitors or Tenant's creditors during the term of this Lease. Tenant hereby agrees to pay Landlord's legal expenses including attorney's fees and costs which may be incurred as well as any damages which may be assessed against Landlord in any action arising out of any suits, actions, demands, resulting from Tenant's employees, visitors, creditors, during the term of this Lease.

11.      Assignment

         11.1 Tenant shall not, directly or indirectly, sell, assign, encumber, pledge, transfer or obligate (collectively assignment) all or any part of the premises or Tenant's leasehold estate, or sublet the premises or any portion thereof, or permit their occupation by anyone other than Tenant (collectively sublease) without the Landlord's prior written consent in each instance. Notwithstanding the foregoing, Tenant shall have the right, without Landlord's consent, to enter into an assignment of this Lease or a Sublease of the premises to the Parent Corporation of Tenant, and wholly owned subsidiary corporation of Tenant or Tenant's Parent Corporation, any corporation succeeding to substantially all of the assets of Tenant as a result of a consolidation or merger, or a corporation to which all or substantially all of the assets of Tenant have been sold;


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provided, however, that the other corporation shall assume in writing all of the
Tenant's obligations hereunder, and, except for the parent corporation of the Tenant or a wholly owned subsidiary corporation of Tenant or Tenant parent corporation shall have a net worth immediately prior to the assignment or sublease equal to or greater than Tenant's net worth. Notwithstanding any such assignment or sublease, Tenant shall not be released from any and shall perform all, obligations imposed upon it hereunder.

         12. Condition of Premises

         12.1 At the conclusion of its occupancy the Tenant shall deliver the demised premises to Landlord in the same general condition as received, reasonable wear and tear excepted.

13.      Leasehold Improvements

         13.1 Tenant shall have the right to remove at the termination of this Lease, any and all of their property situated on the demised premises, but not any such property that has become so affixed to the real property as to be considered part of the freehold.

14.      Governing Law

         14.1 This agreement shall be governed by and construed according to the laws of the Commonwealth of Virginia.

15.      Notice

         Any notice under this Lease shall be sent as follows:

              (a)      Landlord:                 Don P. Shook

                                                 Vice President, Administration

                                                 TULTEX CORPORATION
                                                 P. O. BOX 5191
                                                 MARTINSVILLE, VA 24115
                                                 703-632-2961

              (b)      Tenant In:                G. Walker Box, President
                                                 Box & Company


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                                                 P. O. Box 4431
                                                 Martinsville, VA 24115

         As a result of any resignations or terminations of the persons named in this Notice provision prior to the expiration of this Lease the notices required shall be made to the respective person who has the same title or similar title.

16.      Right of Access

         16.1 The Landlord or their representatives may enter the demised premises at any reasonable time and with knowledge of Tenant for the purpose of inspecting the same, performing any work or repairs which may be needed or desirable, exhibiting the demised premises for lease or mortgage financing or for other reasonable purposes not unduly prejudicial to the use of the demised premises by the Tenant.

         IN WITNESS WHEREOF, the parties have duly executed this Deed of Lease as of the day, month and year first above written.

   6/12/95                                        /s/ Don P. Shook
Date                                             Don P. Shook,
                                                 Vice President - Administration
                                                 Tultex Corporation

   6/12/95                                        /s/ G. Walker Box
Date                                             G. Walker Box,
                                                 President
                                                 Box & Company, Inc.


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